UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2017

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, the Board of Directors of Skyline Corporation (the “Corporation”) appointed Jeffrey A. Newport to the position of Chief Operating Officer. Mr. Newport, who is 52 years old, is responsible for overall operations including the areas of manufacturing, procurement, quality, human resources and engineering. Since February 1, 2016, he has served as the Corporation’s Senior Vice President of Operations. In the four years prior to Mr. Newport being employed by the Corporation, he served as President of Goldshield Fiberglass, a manufacturer of fiberglass components located in Decatur, Indiana. Mr. Newport’s appointment as Chief Operating Officer became effective as of February 27, 2017.

Mr. Newport will receive an annual base salary of $250,000 and is employed on an at-will basis. In addition, in connection with his appointment on February 27, 2017 the Corporation granted Mr. Newport 6,000 stock options pursuant to the Corporation’s 2015 Stock Incentive Plan (“2015 SIP”). The option grant will be subject to the terms and conditions of an award agreement, which will provide that the options will vest and become exercisable in five equal installments on February 27, 2018, 2019, 2020, 2021, and 2022. The options have an expiration date of February 27, 2027. In addition, Mr. Newport was granted 3,000 shares of restricted stock pursuant to the 2015 SIP. The restricted stock will vest on February 27, 2022. Other terms and conditions of the awards are described in the 2015 SIP, a copy of which is available as Exhibit 10.2 to the Corporation’s Quarterly Report on Form 10-Q filed on October 15, 2015. Mr. Newport is eligible to participate in the Corporation’s bonus program. Mr. Newport did not enter into an employment agreement or any other compensatory plan, contract, or arrangement in connection with his appointment.

Mr. Newport was not selected as Chief Operating Officer pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Newport and any of the Corporation’s other directors or executive officers. Since the beginning of the Corporation’s last fiscal year, there has been no transaction or currently proposed transaction in which the Corporation was or is to be a participant and in which Mr. Newport or any of his immediate family members had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.

On March 1, 2017, the Corporation issued a press release announcing the appointment of Mr. Newport as the Corporation’s Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	News release of Skyline Corporation dated March 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION
Date: March 1, 2017

	By:	/s/ Jon S. Pilarski

Jon S. Pilarski
Chief Financial Officer

Index to Exhibits

99.1	News release of Skyline Corporation dated March 1, 2017